U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York		10043
(Address of principal executive offices)		(Zip Code)

(212) 559-1000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 7.01  Regulation FD Disclosure.

On October 1, 2007, Citigroup Inc. announced that dislocations in the mortgage-backed securities and credit markets, and deterioration in the consumer credit environment are expected to have an adverse impact on 2007 third quarter financial results.  A copy of the related press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

In addition, this announcement and related third quarter information are discussed in a recorded message from Chuck Prince, Chairman and Chief Executive Officer, and Gary Crittenden, Chief Financial Officer, available on Citigroup’s investor relations website, http://www.citigroup.com/citigroup/fin.  A copy of the transcript of this message is being filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information disclosed under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those included in these statements due to a variety of factors.  More information about these factors is contained in Citigroup’s filings with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number

99.1                                                                                   Press release, dated October 1, 2007, issued by Citigroup Inc.

99.2                                                                                   Transcript of recorded message from Charles Prince and Gary Crittenden.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2007	CITIGROUP INC.
(Registrant)

	By:	/s/ John C. Gerspach
	Name:	John C. Gerspach
	Title:	Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

99.1                                                                                   Press release, dated October 1, 2007, issued by Citigroup Inc.

99.2                                                                                   Transcript of recorded message from Charles Prince and Gary Crittenden.